SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 9, 1998

                                  CARSON, INC.

               (Exact Name of Registrant as Specified in Charter)

          Delaware                      1-2271                   06-1428605
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                       Identification No.)

      64 Ross Road, Savannah Industrial Park, Savannah, Georgia      31405
               (Address of Principal Executive Offices)            (Zip Code)

                                 (912) 651-3400
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Acquisition or Disposition of Assets

     On December 9, 1998, Carson, Inc., a Delaware corporation (the "Company"), sold substantially all the assets of the CUTEX nail polish remover and nail implements business to The Cutex Company, a Delaware corporation newly-created by the investment firm The Shansby Group ("Cutex Co."), for $30 million in cash pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") by and between Cutex Co. and Carson Products Company, a Delaware corporation and wholly-owned subsidiary of the Company ("CPC"). As a result of this sale, the Company expects to report a loss on the sale of CUTEX of approximately $14.1 million ($8.5 million, or $.57 per share, net of tax) in the forth quarter of 1998.

     The assets sold include certain intellectual property including and relating to the CUTEX name, together with inventory, contracts, equipment and other assets used by CPC in connection with its business of selling, distributing, packaging, manufacturing and marketing of CUTEX nail polish remover and nail implement products in the United States and Puerto Rico (the "Territory"), but excluding inventory, contracts and other assets used in the business of selling, distributing, packaging, manufacturing and marketing of CUTEX nail enamel and treatment products in the Territory. In connection with the Asset Purchase Agreement, Cutex Co. and CPC entered into (i) an exclusive royalty-free license agreement pursuant to which Cutex Co. agreed to license to CPC the CUTEX name and certain related intellectual property to enable CPC to continue selling CUTEX nail enamel and treatment products and (ii) an option agreement pursuant to which Cutex Co. has the option to purchase from CPC at any time on or before June 9, 1999 the inventory, contracts and other assets relating to the CUTEX nail enamel and treatment business, which were retained by CPC under the Asset Purchase Agreement.

     Although the Company has retained the CUTEX nail enamel business, management does not view it as a strategic part of the Company and intends to sell it as soon as possible, subject to the option agreement discussed above. In the fourth quarter of 1998, the Company expects to record a $6 million charge to cost of sales to write down the value of remaining nail enamel inventory on hand and for costs associated with the disposal of customer merchandise already in retail outlets.

     The  foregoing  discussion  is  a summary  of  the provisions of  the Asset
Purchase Agreement and the other agreements referred to therein, which are attached to this Current Report on Form 8-K and are incorporated herein by reference. Such summary does not purport to be complete and is qualified in its entirety by reference to such agreements.

     The net proceeds from the sale were used to prepay the Company's $8 million unsecured term loan in its entirety and to reduce the outstanding principal balance of the Company's $75 million secured term loan. See "Item 5. Other Events" below.

Item 5.  Other Events

     On December 8, 1998 the Company entered into (i) a Secured Term Loan Agreement with CPC, Quantum Partners LDC, as administrative agent for the lenders (the "Administrative Agent"), Norwest Bank Minnesota, N.A., as collateral agent (the "Collateral Agent"), and the lenders party thereto relating to a secured $75 million term loan (the "Secured Term Loan") and (ii) an Unsecured Term Loan Agreement with CPC, the Administrative Agent and the lenders party thereto relating to an unsecured $8 million term loan (the "Unsecured Term Loan"; and together with the Secured Term Loan, the "Term Loans"). The proceeds of the Term Loans were used to repay the Company's existing $50 million term loan and to purchase and retire $27 million of Senior Subordinated Notes due 2007 for $23 million in cash. The remaining net proceeds (after expenses) from the refinancing will be used by the Company as working capital.

     The net proceeds from the sale of the CUTEX business described above were used to prepay the Unsecured Term Loan in full and to reduce the outstanding principal balance of the Secured Term Loan to approximately $60 million.

     As a result of the refinancing transactions discussed above, the Company expects to record a net extraordinary gain of $1.1 million (net of tax expense) in the forth quarter of 1998 related to the prepayment of long-term debt.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Business Acquired.

              Not applicable.


         (b)  Pro Forma Financial Information:
               (1) Carson, Inc. Pro Forma Consolidated Balance Sheet(unaudited as of September 30,1998
               (2) Carson, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997
               (3) Carson, Inc. Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1998
               (4) Notes to Pro Forma Consolidated Financial Statements (Unaudited)

         (c) Exhibits. The following documents are being filed herewith by the Company as exhibits to this Current Report on Form 8-K:

          2.1 Asset Purchase Agreement dated December 9,1998 by and between Cutex Co. and CPC.
          2.2 License Agreement dated December 9, 1998 by and between Cutex Co. and CPC.
          2.3 Option Agreement dated December 9, 1998 by and between Cutex Co. and CPC.
          4.1   Secured  Term  Loan  Agreement  dated  December 8, 1998  by  and between the Company, CPC, the Administrative Agent, the Collateral Agent and the lenders party thereto
          99.1  Press Release of the Company dated December 10, 1998.
          99.2  Press Release of the Company dated December 11, 1998.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 23 day of December, 1998.


                                  CARSON, INC.



                          By: /s/Robert W. Pierce
                              Executive Vice President, Chief Financial Officer and Secretary
                              (Principal Financial Officer)

 (B) Pro Forma Financial Information -

         The following pro forma summary financial data has been prepared giving effect to the following transactions as if they had taken place at January 1, 1997:

                  (1) Acquisition of Johnson  Products  Company
                  (2) Issuance of the $50 million Short-term Loan
                  (3) Disposition of the CUTEX nail polish remover and nail implements business
                  (4) Issuance of the $75 million Secured Term Loan and the $8 million Unsecured Term Loan
                  (5) Purchase and retirement of $27 million of the Senior Subordinated Notes
                  (6) Repayment of the $50 million Short-term Loan
                  (7) Repayment of 22.7 million of the Secured and Unsecured Term Loans

For purposes of this pro forma information, transactions (4) through (7) above are referred to collectively as the "Refinancing". Pro forma information giving effect to the acquisition of Johnson Products Company at January 1, 1997 and issuance of the $50 million short-term loan was previously provided by the Company in a Form 8-K/A dated July 14, 1998 and filed on September 28, 1998. This 8-K provides pro forma information regarding the CUTEX disposal, the Refinancing and the Johnson Products acquisition because all of these transactions are so closely related that the pro forma information is less meaningful viewed independently.

Immediately prior to the Company's acquisition of Johnson Products, Johnson Products sold Flori Roberts, Inc., to an outside third party. Therefore, the operating results of Flori Roberts, Inc., have been deducted from the pro forma statements of operations. The Dermablend line of corrective cosmetics which are sold in department and specialty stores was purchased by the Company as part of the Johnson Products acquisition. Originally, management intended to dispose of the Dermablend line. The results of operations related to Dermablend were therefore excluded from the pro forma statements of operations presented in the Form 8-K/A dated July 14, 1998. The Company recently announced its intent to operate Dermablend on a longer-term basis and will, therefore, begin reporting the operating results of Dermablend in the Company's consolidated statement of operations. The pro forma statements of operations have therefore been revised to include the results of operations related to Dermablend and to include additional amortization expense for the $15 million of goodwill originally assigned to Dermablend. The assets and liabilities related to Dermablend are included in the Company's consolidated balance sheet since its acquisition and, therefore, in the accompanying pro forma balance sheet

Historical operating results for both CUTEX nail polish remover and nail enamel have been deducted from the pro forma statements of operations. Although the nail enamel business has been retained by the Company, management does not view it as a strategic part of the Company and intends to sell it as soon as possible, subject to the option agreement with Cutex Company. The pro forma statements of operations for the year ended December 31, 1997 include a $6 million charge to cost of sales to write down the value of remaining nail enamel inventory on hand and for costs associated with disposing of customer merchandise already in retail outlets. The pro forma statements of operations for the year ended December 31, 1997 also include a $14.1 million loss on the sale of the CUTEX nail polish remover business.


The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been obtained had the above transactions been consummated at January 1, 1997. The pro forma financial information should be read in conjunction with the historical financial statements of the Company.


Carson, Inc.
Pro Forma  Consolidated  Balance  Sheets  (Unaudited)
As of September  30, 1998
(Dollars in thousands except per share data)


                                                                     Retirement   Repayment                  Repayment
                                                                     of $27       of $50                     of 22.7
                                            Carson, Inc. Issuance    of Million   Million       Sale of      Million    Carson, Inc.
                                            (historical) of New Debt Senior Note  Term Loan     CUTEX        New Debt    (pro forma)
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
       Cash and cash equivalents             $ 21,509   $ 78,892(1) $ (23,238)(2) $ (50,190)(5) $  28,151(6) $ (22,692)8)  $ 32,432
       Accounts receivable, net                35,907         --           --            --            --           --       35,907
       Inventories, net                        31,704         --           --            --        (2,147)(6)       --       27,557
                                                                                                   (2,000)(7)
       Other current assets                     4,048         --           --            --            --           --        4,048
Property, plant and equipment, net             34,282         --           --            --            --           --       34,282
Intangible assets, net, and other assets      173,412      4,108(1)    (1,135)(4)        --       (39,815)(6)   (1,123)(9)  135,447
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                 $300,862   $ 83,000    $ (24,373)    $ (50,190)    $ (15,811)   $ (23,815)    $269,673

Liabilities and stockholders' equity
Current liabilities:
       Notes payable                         $ 50,000   $     --    $      --     $ (50,000)(5) $      --    $      --     $     --
       Accounts payable                        12,168         --           --            --            --           --       12,168
       Due for A&J Cosmetics                    3,275         --           --            --            --           --        3,275
       Accrued expenses                        19,847         --         (288)(2)      (190)(5)       308(6)       (16)(8)   23,661
                                                                                                    4,000(7)
       Income taxes payable                    10,940         --        1,620 (3)        --        (5,648)(6)     (449)(9)    3,609
                                                                         (454)(4)                  (2,400)(7)
Long-term debt                                100,377     83,000(1)   (27,000)(2)        --            --      (22,676)(8)  133,701
Deferred income taxes and other liabilities     1,655         --           --            --            --           --        1,655
Minority interest in subsidiary                19,547         --           --            --            --           --       19,547
Common stock                                      150         --           --            --            --           --          150
Paid in capital                                80,650         --           --            --            --           --       80,650
Accumulated earnings (deficit)                  9,607         --        2,430 (3)        --        (8,471)(6)     (674)(9)   (1,389)
                                                                         (681)(4)                  (3,600)(7)
Accumulated other comprehensive losses         (6,301)        --           --            --            --           --       (6,301)
Note receivable from employee shareholders,net   (716)        --           --            --            --           --         (716)
Treasury stock                                   (337)        --           --            --            --           --         (337)
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity    $300,862   $ 83,000    $ (24,373)   $ (50,190)    $ (15,811)    $ (23,815)   $269,673

Carson, Inc.
Pro Forma Consolidated Statements of Operations (Unaudited)
Year Ended December 31, 1997
(Dollars in thousands except per share data)

                                                                                Less
                                                                Johnson       ----------      Pro forma
                                                                Products        Flori         Adjustments
                                                 Carson, Inc.   Company         Roberts,      Increase/
                                                 (historical)  (consolidated)   Inc.          (decrease)     Subtotal
-----------------------------------------------------------------------------------------------------------------------
Net sales                                         $  109,631    $   80,217    $   18,806     $       --      $ 171,042
Cost of goods sold                                    50,510        35,285         7,851             --         77,944
-----------------------------------------------------------------------------------------------------------------------
       Gross profit                                   59,121        44,932        10,955             --         93,098
Marketing and selling expenses                        28,158        32,301        13,710             --         46,749
General and administrative expenses                   14,921         8,673         2,285             --         21,309
Depreciation and amortization                          3,793         1,615         1,375          2,045 (10)     6,078
-----------------------------------------------------------------------------------------------------------------------
       Operating income                               12,249         2,343        (6,415)        (2,045)        18,962
-----------------------------------------------------------------------------------------------------------------------
Interest expense                                      (6,444)           --            --         (4,500)(11)   (10,944)

Loss on sale of CUTEX                                     --            --            --             --             --
Other income (expense)                                 1,680          (451)         (179)            --          1,408
-----------------------------------------------------------------------------------------------------------------------
       Income (loss) before income taxes and
            minority interest                          7,485         1,892        (6,594)        (6,545)         9,426
(Provision for) benefit from  income taxes            (2,779)         (880)        1,748          2,618 (14)    (2,798)
----------------------------------------------------------------------------------------------------------------------
       Income (loss) before minority interest          4,706         1,012        (4,846)        (3,927)         6,637
Minority interest in earnings of subsidiary             (952)           --            --            --           (952)
----------------------------------------------------------------------------------------------------------------------
       Income (loss) from continuing operations   $    3,754    $    1,012    $   (4,846)    $   (3,927)     $   5,685

Earnings (loss) per share from continuing
       operations                                 $     0.25                                                 $    0.38

Weighted average common shares outstanding            15,003                                                    15,003

                                                                Less
                                                                -------       CUTEX                        Carson, Inc.
                                                  Subtotal      CUTEX         Adjustments   Refinancing    (pro forma)
-----------------------------------------------------------------------------------------------------------------------
Net sales                                         $  171,042    $   17,800    $       --    $       --     $ 153,242
Cost of goods sold                                    77,944         7,971         6,000 (7)        --        75,973
-----------------------------------------------------------------------------------------------------------------------
       Gross profit                                   93,098         9,829        (6,000)           --        77,269
Marketing and selling expenses                        46,749         2,334            --            --        44,415
General and administrative expenses                   21,309           130            --            --        21,179
Depreciation and amortization                          6,078           683            --            --         5,395
-----------------------------------------------------------------------------------------------------------------------
       Operating income                               18,962         6,682        (6,000)           --         6,280
-----------------------------------------------------------------------------------------------------------------------
Interest expense                                     (10,944)           --            --         4,500 (12)  (12,757)
                                                                                                (6,313)(13)
Loss on sale of CUTEX                                     --            --       (14,119)(6)        --       (14,119)
Other income (expense)                                 1,408            --            --            --         1,408
-----------------------------------------------------------------------------------------------------------------------
       Income (loss) before income taxes
            and minority interest                      9,426         6,682       (20,119)       (1,813)      (19,188)
(Provision for) benefit from  income taxes            (2,789)       (2,673)        8,048(14)       725 (14)    8,657
-----------------------------------------------------------------------------------------------------------------------
       Income (loss) before minority interest          6,637         4,009       (12,071)       (1,088)      (10,531)
Minority interest in earnings of subsidiary             (952)           --            --            --          (952)
-----------------------------------------------------------------------------------------------------------------------
       Income (loss) from continuing operations   $    5,685    $    4,009    $  (12,071)   $   (1,088)    $ (11,483)

Earnings (loss) per share from continuing
       operations                                 $     0.38                                               $  (0.77)

Weighted average common shares outstanding            15,003                                                  15,003

Carson, Inc.
Pro Forma Consolidated Statements of Operations (Unaudited)
Nine Months Ended September 30, 1998
(Dollars in thousands except per share data)
                                                                                Less
                                                                Johnson       --------------Pro forma
                                                                Products        Flori       Adjustments
                                                 Carson, Inc.   Company         Roberts,    Increase/
                                                 (historical)  (consolidated)   Inc.        (decrease)     Subtotal
---------------------------------------------------------------------------------------------------------------------
Net sales                                         $  105,534    $   42,583    $    9,308    $      --      $ 138,809
Cost of goods sold                                    58,436        16,528         1,334           --         73,630
---------------------------------------------------------------------------------------------------------------------
       Gross profit                                   47,098        26,055         7,974           --         65,179
Marketing and selling expenses                        30,225        12,030         5,074           --         37,181
General and administrative expenses                   19,983         7,118         1,766           --         25,335
Depreciation and amortization                          2,421           867           723        1,534 (10)     4,099
Restructuring charges                                  5,751            --            --           --          5,751
---------------------------------------------------------------------------------------------------------------------
       Operating income (loss)                       (11,282)        6,040           411       (1,534)        (7,187)
---------------------------------------------------------------------------------------------------------------------
Interest expense                                      (9,633)           --            --       (3,375)(11)   (13,008)

Gain on sale of subsidiary stock                      49,140            --            --           --          49,140
Loss on write-off of investment                       (3,768)           --            --           --          (3,768)
Other income, net                                      2,761            45          (234)          --           3,040
----------------------------------------------------------------------------------------------------------------------
       Income before income taxes and
            minority interest                         27,218         6,085           177       (4,909)         28,217
Provision for income taxes                           (11,015)       (2,312)          (67)       1,964 (14)    (11,297)
----------------------------------------------------------------------------------------------------------------------
       Income before minority interest                16,203         3,773           110       (2,945)         16,921
Minority interest in earnings of subsidiary           (1,652)           --            --           --          (1,652)
----------------------------------------------------------------------------------------------------------------------
       Income (loss) from continuing operations   $   14,551    $    3,773    $      110    $  (2,945)     $   15,269

Earnings (loss) per share from continuing
       operations                                 $     0.97                                               $     1.02

Weighted average common shares outstanding            14,990                                                   14,990

                                                                Less
                                                                -------                      Carson, Inc.
                                                  Subtotal      CUTEX         Refinancing    (pro forma)
---------------------------------------------------------------------------------------------------------
Net sales                                         $  138,809    $   16,514    $       --     $ 122,295
Cost of goods sold                                    73,630         8,397            --        65,233
---------------------------------------------------------------------------------------------------------
       Gross profit                                   65,179         8,117            --        57,062
Marketing and selling expenses                        37,181         4,788            --        32,393
General and administrative expenses                   25,335           136            --        25,199
Depreciation and amortization                          4,099           773                       3,326
Restructuring charges                                  5,751            --            --         5,751
---------------------------------------------------------------------------------------------------------
       Operating income (loss)                        (7,187)        2,420            --        (9,607)
---------------------------------------------------------------------------------------------------------
Interest expense                                     (13,008)           --         3,375 (12)  (14,368)
                                                                                  (4,735)(13)
Gain on sale of subsidiary stock                      49,140            --            --        49,140
Loss on write-off of investment                       (3,768)           --            --        (3,768)
Other income, net                                      3,040            --            --         3,040
---------------------------------------------------------------------------------------------------------
       Income before income taxes
             and minority interest                    28,217         2,420        (1,360)       24,437
Provision for income taxes                           (11,297)         (968)          544 (14)   (9,785)
---------------------------------------------------------------------------------------------------------
       Income before minority interest                16,921         1,452          (816)       14,653
Minority interest in earnings of subsidiary           (1,652)           --            --        (1,652)
---------------------------------------------------------------------------------------------------------
       Income (loss) from continuing operations   $   15,269    $    1,452    $     (816)    $  13,001

Earnings (loss) per share from continuing
       operations                                 $     1.02                                 $     .87

Weighted average common shares outstanding            14,990                                    14,990

Carson, Inc.
Notes to Pro Forma Consolidated Financial Statements (Unaudited)

1. The Company received cash proceeds of $78.9 million, net of investment banking and other fees of $4.1 million, from issuance of the $75 million Secured Term Loan and the $8 million Unsecured Term Loan.

2. The Company used $23.2 million of the proceeds of the Secured Term Loan and Unsecured Term Loan to purchase and retire $27 million principal of its Senior Subordinated Notes for 85% of the face amount, or $22.95 million, plus accrued interest of $288,000.

3. As a result of the purchase and retirement of $27 million of the Senior Subordinated Notes for $22.95 million in cash, the Company recognized an extraordinary gain of $2.4 million, net of tax expense of $1.6 million.

4. Also as a result of the purchase and retirement of $27 million of the Senior Subordinated Notes, the Company recognized an extraordinary loss of $0.7 million, net of a tax benefit of $0.5 million, for the write-off of 27% of the unamortized debt acquisition fees related to issuance of the original $100 million of these notes.

5. The Company used $50.2 million of the proceeds of the Secured Term Loan and Unsecured Term Loan to repay its existing $50 million term loan, which was used to purchase Johnson Products Company, plus accrued interest.

6. The Company sold the CUTEX nail polish remover business, including $2.1 million of remover inventory, for net cash proceeds of $28.2 million, including investment banking and other fees of approximately $1.8 million. The Company has accrued another $308,000 of fees related to the sale. The Company wrote off the remaining $39.8 million of goodwill related to CUTEX, resulting in a loss on the sale of the CUTEX remover business of $14.1 million ($8.5 million, net of a tax benefit of $5.6 million). This loss appears only on the pro forma statements of operations for the year ended December 31, 1997 because the statements are presented as though the sale occurred on January 1, 1997.

7. In connection with the sale of the CUTEX nail polish remover business, the Company has provided a reserve of $6.0 million against its CUTEX nail enamel and treatment products inventory on hand and remaining in retail outlets. This loss appears only on the pro forma statements of operations for the year ended December 31, 1997 because the statements are presented as though the sale of the CUTEX nail polish business occurred on January 1, 1997.

8. Net cash proceeds of $22.7 million from the sale of the CUTEX nail polish remover business were used to pay off the $8 million Unsecured Term Loan and to prepay $14.7 million of the Secured Term Loan as well as a small amount of accrued interest on these loans.

9. As a result of the prepayment of $22.7 million of the Secured and Unsecured Term Loans, the Company recognized an extraordinary loss of $0.7 million, net of a tax benefit of $0.4 million, for the write-off of approximately 27% of the $4.1 million debt acquisition fees related to these loans.

10. A pro forma adjustment has been included to record additional depreciation expense based on the new cost bases and useful lives of the fixed assets acquired and additional amortization expense based on the goodwill recorded as a result of the Johnson Products acquisition.

11. A pro forma adjustment has been included to record additional interest expense at 9% on the $50 million short-term debt used to finance the Johnson Products acquisition.

12. A pro forma adjustment has been included to reverse the interest expense recorded on the $50 million short-term debt used initially to finance the Johnson Products acquisition.

13. A pro forma adjustment has been included to record interest expense at 14.5% on the approximately $60 million of new debt outstanding on the Secured Term Loan. Interest expense has been reduced for the $27 million of Senior Subordinated Notes that have been retired. In addition, interest expense has been increased to reflect higher amortization expense for the new debt acquisition costs.

14. The net effects of the pro forma adjustments, the CUTEX adjustments and the Refinancing have been taxed at the Company's historical effective tax rate.